SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                           BIRCH FINANCIAL, INC.
                           ---------------------
            (Name of Registrant as Specified in its Charter)

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Contact Persons: Leonard W. Burningham, Esq.
                 Bradley C. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                        BIRCH FINANCIAL, INC.
                 17029 Chatsworth Street, Suite 100
                   Granada Hills, California 91344

                        INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Birch Financial, Inc., a Nevada corporation [the "Company," "Birch," "we", "our" or "us" or words or similar import]) regarding an amendment to our Articles of Incorporation.

          The amendment was unanimously adopted by our Board of Directors and certain stockholders who own a majority of the outstanding voting securities of our Company (the "Majority Stockholders") in accordance with the Nevada Revised Statutes (the "Nevada Law"). Certain directors, executive officers and the Majority Stockholders who own 25,420,000 shares or approximately 79.2% of our outstanding voting securities have adopted the amendment. No other votes were required or necessary to adopt the amendment, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The amendment to our Articles of Incorporation is as follows.

          Increase in Authorized Shares.
          ------------------------------

          Our Board of Directors and the Majority Stockholders have voted by written consent to amend Article V of our Articles of Incorporation to say:

                            Article V - Stock

          The aggregate number of shares which this corporation shall have authority to issue is 210,000,000 shares, divided into two classes, 200,000,000 shares of common stock of a par value of one mill ($0.01) per share and 10,000,000 shares of preferred stock of a par value of one mill ($0.01) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

          Reasons for the Amendment.
          --------------------------

          The new Article V increases the authorized capital of our Company from $630,000 divided into 63,000,000 shares of $0.01 par value common stock to $2,100,000 divided into 210,000,000 shares of $0.01 par value stock, separated into two classes, 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, with the preferred stock having such rights and preferences as the Board of Directors shall determine. No other changes were made in this Article V.

         The Board of Directors believes that this amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue up to an additional 137,000,000 shares of common stock and to allow us the flexibility of issuing preferred stock, on such terms and conditions as the Board of Directors shall set. There are no current arrangements with our Company that would result in the issuance of the additional authorized shares; however, we are constantly looking for acquisitions that would be beneficial to us, and the planned change in our capitalization may be important to any discussions in this respect.

               APPROXIMATE DATE OF MAILING: October 18, 2004.

          The amendment will become effective on the later of the opening of business on November 8, 2004, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

          This amendment is the only matter covered by this Information
Statement.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on October 6, 2004, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 32,109,848.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of October 6, 2004, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 32,109,848 outstanding shares of our common stock.


                              MANAGEMENT
                              ----------

                              Positions          Number and Percentage
Name and Address                Held           of Shares Beneficially Owned(1)
----------------              ---------        -------------------------------

Nelson L. Colvin(1)           President               500,000 - 1.5%
8754 Jumilla Av               CEO
Northridge, CA 91324          Director

Keith L. Walton               Vice President        1,000,000 - 3.1%
800 N. Meadowpacs Rd.         Secretary
Walnut, CA 91789              Treasurer
                              Director

Barry L. Cohen(2)             Chairman of the         100,000 - 0.3%
19519 Kenosha Court           Board of Directors
Saratoga, CA 95070

Lebo Newman                   Director              1,000,000 - 3.1%
2540 Bennett Ridge Rd.
Santa Rosa, CA 95404

Timothy F. Nord(3)            Director                100,000 - 0.3%
2425 Alder Street
Bakersfield, CA 93301

Ronald H. Dietz(4)            Director                300,000 - 0.9%
8244 E. Hillsdale Drive
Orange, CA 92869

Richard L. Angelo             Director                  -0-      -0-
11774 Monte Leon Way
Northridge, CA 91326

Frank D. Quaresma             Director              1,000,000 - 3.1%
3342 McDonald Ave.
Modesto, CA 95358

Mickey D. Strauss             Director                  -0-      -0-
7949 Deering Avenue
Canoga Park, CA  91304

Jon R. Alsdorf                Director                  -0-      -0-
4235 West Alamos
Fresno, CA  93722


                              ---------             -----------------
All directors and executive
officers as a group
(12 persons)                                        4,000,000 - 12.5%



          (1) These shares are held jointly with Mr. Colvin's wife.

          (2) These shares are held jointly with Mr. Cohen's wife.

          (3) These shares are held jointly with Mr. Nord's wife.

          (4) These shares are held of record by the Doherty Dietz 1998 Loving Family Trust, which Mr. Dietz controls.



                             5% STOCKHOLDERS
                             ---------------

                              Positions          Number and Percentage
Name and Address                Held           of Shares Beneficially Owned(1)
----------------              ---------        -------------------------------

Golden Oak Cooperative        Stockholder            10,920,000 - 34.0%
Corporation*
17029 Chatsworth St.
Granada Hills, CA 91344

Oakwood Insurance Co., Ltd.*  Stockholder            10,500,000 - 32.7%
P.O. Box HM 1538
Hamilton HM FX, Bermuda
                                                    ------------------
          TOTALS:                                    21,420,000 - 66.7%



           * Golden Oak beneficially owns approximately 49% of Oakwood; and our current directors and executive officers also serve as directors and executive officers of Golden Oak and Oakwood Insurance Co.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL
Nevada Law.
-----------

          The amendment to our existing Articles of Incorporation described herein was unanimously adopted by our Board of Directors and the Majority Stockholders in accordance with Sections 78.390 titled "Authority to amend [articles]" and 78.315 titled "Action without a meeting" and 78.320 "Quorum and consent for actions taken without a meeting" of the Nevada Law. See the caption "Voting Securities and Principal Holders Thereof" herein. The Majority Stockholders own 25,420,000 shares or approximately 79.2% of our outstanding voting securities. No other votes were required or necessary to adopt the amendment, and none are being solicited hereunder.

           Section 78.390 of the Nevada Law titled "Amendment by board of directors and shareholders" provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

          Section 78.390 of the Nevada Law provides that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent. This is also consistent with Article VI of our Articles of Incorporation.

          The directors, executive officers and others comprising the Majority Stockholders who have voted, in writing, to approve the resolution to amend our Articles of Incorporation to effect the amendment outlined above collectively own approximately 79.2% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes were required or necessary to adopt the amendment to our Articles of Incorporation, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof," herein.

Effective Date of Amendment.
----------------------------

          The effective date of this amendment will be on the later of the opening of business on November 8, 2004, or 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION
 OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT
       UNDER NEVADA LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR
                 PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



October 6, 2004               Nelson L. Colvin, President and CEO